                                  EXHIBIT 10.6



NORTH CAROLINA

                                LEASE AGREEMENT

GUILFORD COUNTY

     THIS LEASE AGREEMENT, Made and entered into this 1st day of February, 2000, to be effective November 1, 1999, by and between MIRACLE PROPERTIES, LLC, a North Carolina Limited Liability Company (hereinafter called the "Landlord"), and MARKET AMERICA, INC., a North Carolina corporation (hereinafter called the "Tenant");

                               W I T N E S S E T H:

     That in consideration of the covenants, conditions and agreements hereinafter contained, Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the premises more particularly described as follows:

FOR DESCRIPTION SEE EXHIBITS "A","B" and "C" ATTACHED HERETO

     TO HAVE AND TO HOLD said land and premises, together with all privileges and appurtenances thereunto belonging to Tenant, his successors and assigns, for the term and under the conditions hereinafter set forth, to-wit:

     1. Term. The term of this Lease shall be for a period commencing on the first day Landlord gains possession of said property and ending on the thirtieth day of the first full month twenty (20) years thereafter.

     2. Renewal. If this Lease shall not have been canceled pursuant to the provisions hereinafter set forth and if Tenant shall, during the original term hereof, keep and perform each and every covenant, provision and agreement herein contained, and provided that Tenant shall not be in default under any of the terms, covenants or conditions of this Lease at the end of the term, then Tenant may, at its option, renew this Lease for any additional term of twenty (20) years.

     If, during the first additional twenty (20) year term, this Lease shall not have been canceled pursuant to the provisions hereinafter set forth and if Tenant shall, during the first additional twenty (20) year term hereof, keep and perform each and every covenant, provision and agreement herein contained, and provided that Tenant shall not be in default under any of the terms, covenants and conditions of this Lease at the end of said term, then Tenant may, at its option, renew this Lease for an additional term of twenty (20) years.

     Unless Tenant gives written notice to Landlord of its intention not to exercise its right to renew within sixty (60) days prior to the date of termination of the original term or any subsequent renewal term, then this Lease shall be terminated at the end of said period.

     3. Rental. As rental for said premises, Tenant shall pay to Landlord or Landlord's agent, without notice or demand therefor Sixty Thousand ($60,000.00) Dollars per month. For Security Deposit see paragraph 24 hereinafter.

     4. Late Charge. If Landlord does not receive the rental payment within fifteen (15) days of its due date, Tenant shall pay to Landlord a late charge of Five Percent (5%) of any outstanding balance, including previously unpaid balances, of the payment due to cover costs of securing and processing any late payments.

     5. Taxes. Tenant shall pay all real property ad valorem taxes and assessments which may be levied, assessed or charged against the demised premises. Tenant shall pay all license, privilege or other taxes levied, assessed or charged against it on account of the operation of its business or on account of property belonging to Tenant, provided that Landlord and Tenant respectively shall be entitled either prior to or subsequent to payment to contest as improper, excessive or invalid any such taxes or assessments. Taxes may be escrowed and Tenant will pay 1/12th of the annual taxes along with the rent payment.

     6. Utilities. Tenant shall pay all charges for electricity, fuel oil, natural gas, water, and any other utilities consumed on the premises.

     7. Repairs and Maintenance. Tenant shall, during the term of this Lease, and any renewal or extension thereof, at its sole expense, keep the interior of the leased premises in good order and repair, reasonable wear and tear and damage by accidental fire or other casualty excepted. Tenant shall not knowingly permit or willingly permit to be committed any act or thing contrary to the rules and regulations prescribed from time to time by the Board of Health or which shall be contrary to the rules and regulations of Federal, State or Municipal authority.

     Tenant's duty to repair and maintain shall include the replacement of all light bulbs and broken glass in windows in those areas that it occupies as the leased premises. Tenant shall maintain in good working order and repair all plumbing, toilet facilities and other fixtures and equipment installed for the general supply of hot water and cold water, heat, air conditioning and electricity.

     Tenant, during the term of this Lease, or any renewal or extension thereof, shall keep the structural supports and exterior walls of the building, including roof, in good order and repair, shall make repairs to the exterior water, sewer, and utility services, to the point of entry to the building, and to the air conditioning and heating systems, other than ordinary maintenance, and all repairs or restorations necessitated by fire or other peril covered by standard extended coverage endorsements on fire insurance policies.

     8. Alterations and Additions.

          A. Tenant shall have the right to make changes, improvements, alterations or additions to the areas which it leases, subject to the Landlord's reasonable approval.

               1. No change, improvement, alteration or addition shall at any time be made which shall impair or adversely affect the structural soundness or diminish the value of any improvement on the leased premises.

               2. No change, improvement, alteration or addition shall be undertaken until Tenant shall have procured and paid for all required municipal or county building permits, and shall have given Landlord prior notice and received Landlord's approval of the plans for the alteration or addition.

               3. All permanent changes, improvements, alterations, or additions which become affixed to the building or land shall become the property of the Landlord at the expiration of the term of this Lease, or any renewal term, without payment of any kind therefor by Landlord.

     9. Insurance. Tenant shall maintain fire and extended coverage, wind and flood insurance and liability insurance of no less than $1,000,000 and carry Landlord as an additional insured.

     10. Indemnification. With the exception of claims arising out of acts of negligence of Landlord, its agents or employees, Tenant covenants and agrees that at its sole expense, it will protect Landlord and save Landlord harmless from all claims of all persons whomsoever arising from or out of the use or occupancy of the leased premises by Tenant or Tenant's agents or employees, or subleases, including the reimbursement of Landlord of all reasonable expenses incurred in defending such claim. This provision shall survive the termination of this Lease with respect to any damage, injury or death the cause of which occurred prior to such termination.

     11. Condemnation. If at any time during the term hereof the whole of the leased premises shall be taken by any public authority or by the right of eminent domain, then in any such event when possession shall have been taken thereunder by the condemning authority, the term hereof granted and all right and liability of the Tenant hereunder shall immediately cease and terminate and the rent shall be apportioned and paid to the time of such termination. The Landlord shall be entitled to all awards in condemnation for land and improvements.

     12. Fire or Other Casualty Loss. See paragraph 9.

     13. Assignment and Subletting. Tenant may sublet or assign its rights hereunder with the written permission of any mortgage holder and under the following conditions: Tenant shall first give Landlord at least ninety (90) days prior written notice of its desire to assign or sublet its rights under the Lease. For a period of ninety (90) days after receipt of said notice, Landlord shall have the right to find its own Tenant for the Leased Premises. If Landlord is able to find a Tenant for the Leased Premises then Landlord shall notify Tenant and upon the execution of a Lease between Landlord and a new Tenant, the Tenant shall execute a termination agreement for the existing Lease and all rights, obligations and liabilities of the Tenant under the existing Lease shall cease, provided, however, nothing herein contained shall relieve Tenant of any obligations under this Lease during said 90-day period.

     If Landlord is not able to find a new Tenant within the 90-day period, then Tenant shall be free to assign or sublet the premises, provided:

          A. Tenant shall first obtain the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld; provided, further, that the business of assignee or sublessee shall not be hazardous, illegal, or disruptive and that Tenant shall remain primarily liable for the payment of the rent herein reserved and for the performance of all the other terms of this Lease required to be performed by Tenant irrespective of the subletting or assignment;

          B. At the time of such assignment or subletting, there shall be no default under the terms of this Lease;

          C. A duplicate original of said assignment or sublease, in recordable form, shall be delivered by certified mail to Landlord within thirty (30) days after execution of said assignment or sublease.

     14. Right of Entry. Tenant agrees that Landlord, Landlord's agents or other representatives, shall have the right without abatement of rent, to enter upon the Leased Premises, or any part thereof, during regular business hours for the purpose of examining same or making such repairs or alterations to the Leased Premises as may be necessary for the safety and preservation thereof; provided, however, that such examinations, repairs or alterations (unless of an emergency nature) shall be made so as to cause a minimum of interference to the operation of Tenant's business conducted in or on the Leased Premises.

     15. Default. The happening of one or both (A or B) of the following listed events shall constitute a breach of this Lease Agreement on the part of the Tenant, namely:

          A. The failure of Tenant to pay rent due under this Lease within ten
     (10) days following written notice from Landlord of failure to pay the full monthly rental on the first day of any rental month. After such notice has been given to Tenant a total of three times, no further notice shall be required if Tenant subsequently defaults in payment of any monthly rental payment next due thereafter.

          B. The failure of Tenant to fully and promptly perform any act required under this Lease or to otherwise comply with any terms or provisions hereof for thirty (30) days or more after written notice is given to Tenant by Landlord notifying it of said default. In all matters in this Agreement, time is of the essence.

          C. For the purposes of Section B of this Paragraph 17, if the default complained of be a default other than one which may be cured by the payment of money, no default on the part of the Tenant in the performance of work required to be performed or acts to be done or conditions to be met shall be deemed to exist if steps shall have been commenced in good faith by the Tenant within the 30-day grace period to rectify same and shall be prosecuted to completion with diligence and continuity.

     Upon the happening of any event of default by Tenant, Landlord, if Landlord shall so elect, may either (1) terminate the terms of this Lease Agreement, or
(2) terminate Tenant's right to possession or occupancy of the premises without terminating the term of this Lease Agreement, and, in the event Landlord shall exercise such second right of election, the same shall be effective as of twenty
(20) days after the date of such event of default.

     If Landlord shall elect to terminate the terms of this Lease Agreement, Landlord, upon such termination, shall be entitled to recover of Tenant all accrued rent due and payable at the time of such default, plus any rents paid in advance, which shall be applied to any balance due Landlord, of whatever kind, or in the alternative, as liquidated damages forfeited to Landlord without waiver of any other rights or remedies of Landlord. If Landlord shall elect to terminate the terms of the Lease Agreement after all accrued rents and any funds owed to Landlord on account of any other terms of this Lease are paid, then Tenant's obligations and liability under this Lease shall terminate.

     If Landlord shall elect to terminate Tenant's right to possession only without terminating the terms of this Lease, Landlord, at Landlord's option, may enter upon the premises, remove Tenant's property, and hold possession of and sell the same and apply the proceeds first to the cost of sale, second to rents and damages due Landlord, and the surplus, if any, shall be paid to Tenant, without any such possession or sale terminating the terms of this Lease or otherwise releasing Tenant in full or in part from its obligation to pay the rent herein reserved for the full term hereof, and in such case, Tenant shall remain liable to Landlord for all rents due under this Lease. However, Landlord will make reasonable efforts to relet the premises, or any part thereof, at a reasonable rent to any person, firm or corporation other than Tenant. If any rent collected by Landlord upon such re-letting is not sufficient to pay monthly the full amount theretofore paid by Tenant, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand, and, if the rent so collected from such re-letting is more than sufficient to pay the full amount of the rent reserved hereunto, Landlord shall, at the end of the stated term hereof, apply any surplus to the extent thereof to the discharge of any obligation for Tenant under the terms of this Lease, and any remaining surplus shall be paid to Tenant. However, nothing herein shall render Tenant liable for any greater sum than would be payable if Tenant were not in default under the Lease.

     In addition to the foregoing, Landlord may declare the entire amount of all rents which would have become due and payable during the remainder of the Lease Term, due and payable immediately, in which event Tenant agrees to pay the same (reduced to present value) at once to Landlord. Such payments shall not constitute a penalty, a forfeiture, or liquidated damages, but shall merely constitute payment in advance of the rent for the remainder of the Lease term. The acceptance of such payment by Landlord shall not constitute a waiver of any failure of Tenant to comply with any term, provision, condition, or covenant of this Lease.

     No act or thing done by Landlord or its agents during the term hereof shall be deemed an acceptance of a surrender of the demised premises. The acceptance of rent by Landlord with knowledge of the breach of any covenant contained in this Lease and/or the failure of Landlord to enforce any of rules and regulations now or hereafter adopted against Tenant (or any other lessee) shall not be deemed a waiver. Any agreement to accept a surrender of the demised premises or accept a waiver of said rules and regulations by Landord shall not be valid unless made in writing and signed by Landlord. The mention in this Lease or the pursuit of any particular remedy shall not preclude Landlord from any other remedy Landlord might have, either in law or in equity.

     16. Bankruptcy. In the event Tenant shall be adjudicated a bankrupt, or a temporary or permanent receiver is appointed for the Tenant in any Federal or State Court, or petition in insolvency or liquidation proceedings is filed against Tenant which shall not be dismissed within ninety (90) days, Landlord shall have the right at his option, to immediately declare this Lease null and void and resume possession of the property. In addition, Landlord shall be entitled to recover reasonable attorneys fees incurred by the Landlord in any proceeding protecting its rights under this paragraph.

     17. Subordination - Attornment. This Lease shall be deemed subject and subordinate to any mortgage which may heretofore or hereafter be executed by Landlord covering the land, unless the mortgagee requests that this Lease be superior to its mortgage. In the event any proceedings are brought for foreclosure of any mortgage on the land, Tenant will attorn to the purchaser at a foreclosure sale and recognize such purchaser as Landlord, provided purchaser or Trustee agrees not to disturb Tenant's possession as long as it is not in default under the terms of this Lease. Provided that Lender executes a non-disturbance agreement with Tenant, Tenant shall execute at Landlord's request, and within five (5) days thereof, instruments evidencing the subordinate position of this Lease, and as often as requested shall sign estoppel certificates setting forth the date it accepted possession, that it occupies the premises, the termination date of its Lease, the date to which rent has been paid and the amount of monthly rent in effect as of such certification, whether or not it has any defense or offset to the enforcement of the Lease, any knowledge it has of any default or breach by Landlord, and that the Lease is in full force and effect except as to modifications, agreements or amendments thereto, copies of each of which shall be attached to the certificate.

     18. Signs. Tenant may not erect or display any sign upon the demised premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If Landlord has given prior written consent to Tenant for a particular sign, Landlord shall cooperate with Tenant in obtaining any permit required to install or erect the sign.

     19. Quiet Enjoyment. If Tenant promptly and punctually complies with each of its obligations hereunder, it shall have and enjoy the peaceful and quiet possession of the demised premises during the term hereof, providing that no action of Landlord in work shall be deemed a breach of this covenant, or give Tenant any right to modify this Lease, either as to term, rent payable or other obligations to perform.

     20. Relationship Between Parties. This Lease shall not be construed to create a partnership, joint venture, or agency relationship between the parties hereto.

     21. Notices. Wherever it is provided in the Lease that either the Landlord or Tenant may or shall give written notice to the other party, such notice shall be deemed sufficiently given and effective if mailed by certified mail, return receipt requested.

     22. Lease Binding Upon Heirs. The terms, covenants, conditions, provisions and undertakings in this Lease shall extend to and be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of such party, as if in each and every case so expressed.

     23. Renovations. All renovations and modifications to the property will be paid by Tenant.

     24. Security Deposit. Tenant shall deliver to Landlord, to be held in escrow by Landlord's mortgagee, a Certificate of Deposit in the amount of Six Hundred Thousand ($600,000) Dollars, issued by an institution suitable to said mortgagee. In the event Tenant defaults with respect to any provision of this lease, mortgagee may thereupon apply said Certificate of Deposit to the balance of the mortgage.

     In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security deposit shall be returned to Tenant, without interest, after the date fixed as the end of the Lease, and after delivery of entire possession of the demised premises to Landlord.

     25. Radon Notice: As required by Section 404.056 of Florida Statutes, the following warning is given: RADON GAS: Radon is a naturally occurring radioactive gas, that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     26. Waiver of Subrogation. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, workmen's compensation and other insurance maintained by either of them at any time, during the term hereof, insuring or covering the Property, or any portion thereof, or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver. It is the express intention of this provision that, where possible, the parties hereto allocate the risks of loss or liability to the insurers under the insurance policies provided for herein, and accordingly the foregoing waivers should be liberally construed and applied notwithstanding statutory provisions or judicial principles disfavoring waivers of claims for future conduct.

     27. Compliance with Laws. During the term of this Lease, Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force, or which may hereafter be in force, with requirements of any board of fire underwriters or other similar body now, or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of any recorded documents affecting the demised premises, insofar as any thereof relate to or affect the condition, use or occupancy of the demised premises, with respect to the demised premises or its use, whether or not the same shall interfere with the use or occupancy of the demised premises.

     28. Attorney Fees. If, as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord or Tenant uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease, or evict Tenant, the prevailing party shall be reimbursed by the other party upon demand for any and all reasonable attorney's fees and expenses so incurred by the prevailing party,whether incurred at the pretrial, trial or any appellate level.

     29. Mechanic's Lien. As security for the performance of Tenant's obligations under this Lease, Tenant hereby grants to Landlord a security interest in, and Landlord's lien upon all of Tenant's Property located in the demised premises as the same may exist from time to time, it being understood and agreed that Tenant may, from time to time without first obtaining Landlord's consent, replace or remove any such property from the demised premises. Provided that if Tenant fails to execute the same within twenty (20) days of Landlord's written request therefor. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact and empowers Landlord to execute on Tenant's behalf a UCC-1 Financing Statement, renewals and terminations thereof, for the purpose of perfecting Landlord's security interest as provided herein or as otherwise provided by law. Landlord agrees to subordinate the lien granted to Landlord herein to any lien or other security interest which secures the payment of the deferred portion of the purchase price of any furnishings, inventory, equipment or fixtures of Tenant placed in or on the demised premises, provided any such subordination instruments requested by a purchase money lender is reasonably satisfactory in form and content to Landlord and counsel of Landlord and includes reasonable assurances that any such purchase money lender removing any property of Tenant from the demised premises shall notify Landlord in writing prior to such removal, shall repair any damage to the demised premises occasioned by such removal and that such purchase money lender shall remove any such property from the demised premises within five (5) days after termination of the Lease.

     Tenant agrees that it will make full and prompt payment of all sums necessary to pay for the cost of repairs, alterations, improvements, changes or other work done by Tenant to the demised premises and further agrees to indemnify and hold harmless Landlord from and against any and all such costs and liabilities incurred by Tenant, and against any and all mechanic's, materialmen's or laborer's liens arising out of or from such work or the cost thereof which may be asserted, claimed or charged against the demised premises or the property. Notwithstanding anything to the contrary in this Lease, the interest of Landlord in the demised premises shall not be subject to liens for improvements made by or for Tenant, whether or not the same shall be made or done in accordance with any agreement between Landlord and Tenant, and it is specifically understood and agreed that in no event shall Landlord or the interest of Landlord in the demised premises be liable for or subjected to any mechanic's, materialmen s or laborer's liens for improvement or work made by or for Tenant. This Lease specifically prohibits the subjecting of Landlord's interest in the demised premises to any mechanic's, materialmen's or laborer's liens for improvements made by Tenant or for which Tenant is responsible for payment under the terms of this provision. Tenant shall adivse its contractors, subcontractors, materialmen and any other lienors of this provision. In the event any notice or claim of lien shall be asserted of record against the interest of Landlord in the demised premises or the site on which it is located on account of or growing out of any improvement or work done by or for Tenant, or any person claiming by, through or under Tenant, for improvements or work the cost of which is the responsibility of Tenant, Tenant agrees to have such notice of claim of lien canceled and discharged of record as a claim against the interest of Landlord in the demised premises or property (either by payment or bond as permitted by law) within twenty (20) days after notice to Tenant by Landlord, and in the event Tenant shall fail to do so, Tenant shall be considered in default under this Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have each executed this Lease Agreement for the purposes and uses herein stated, in duplicate originals on the day and year first above written.


/s/ Richard D. Hall Jr.                    LANDLORD:
-----------------------
Witness
                                           MIRACLE PROPERTIES, LLC
/s/ Sylvia G. Sims
-----------------------
Witness                                By: /s/ James H. Ridinger
                                           ---------------------


/s/ Richard D. Hall Jr.                    TENANT:
-----------------------
Witness

                                           MARKET AMERICA, INC.
/s/ Slyvia G. Sims
-----------------------
Witness                                By: /s/ Martin Weissman
                                           ---------------------